   As filed with the Securities and Exchange Commission on May 18, 1999

                                                     Registration 333-76985

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                            AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                                 AUDIBLE, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      7375                   22-3407945
     (State or other            (Primary Standard         (I.R.S. Employer
     jurisdiction of               Industrial          Identification Number)
    incorporation or           Classification Code
      organization)                  Number)

                               ----------------
                               Andrew J. Huffman
                     President and Chief Executive Officer
                                 Audible, Inc.
                            65 Willowbrook Boulevard
                               Wayne, N.J. 07470
                                 (973) 890-4070
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
                                   Copies to:

     Edwin M. Martin, Jr., Esquire            Brian D. Goldstein, Esquire
       Nancy A. Spangler, Esquire           Testa, Hurwitz & Thibeault, LLP
         Piper & Marbury L.L.P.                     125 High Street
         1200 19th Street, N.W.                     Boston, MA 02110
         Washington, D.C. 20036                      (617) 248-7000
             (202) 861-3900

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
                                        Proposed Maximum
 Title of Each Class of Securities To       Aggregate          Amount of
            Be Registered               Offering Price(1) Registration Fee(2)
-----------------------------------------------------------------------------
Shares of Common Stock, par value $.01     $46,000,000            $0
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(2) A registration fee of $12,788 was paid at the time of the initial filing of this registration statement.

                               ----------------

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

13. Other Expenses of Issuance and Distribution

   The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities offered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee, the National Association Securities Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

   Securities and Exchange Commission registration fee................. $12,788
   National Association of Securities Dealers, Inc. filing fee.........   5,100
   Nasdaq National Market listing fee..................................   1,000
   Transfer agent's and registrar's fees...............................       *
   Printing expenses...................................................       *
   Legal fees and expenses.............................................       *
   Accounting fees and expenses........................................       *
   Blue Sky filing fees and expenses...................................  10,000
   Miscellaneous expenses..............................................       *
                                                                        -------
     Total.............................................................       *
                                                                        =======

--------
* To be filed by amendment.

14. Indemnification of Officers and Directors

   Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Our bylaws include provisions to require us to indemnify our directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary. Section 145 also empowers us to purchase and maintain insurance that protects our officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

   At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

   The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of our directors and officers by the Underwriters, for certain liabilities arising under the Securities Act.

15. Recent Sales of Unregistered Securities

   During the last three years, we have issued unregistered securities in the transactions described below. These securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering, Rule 506 of the Securities Act relating to sales to accredited investors and Rule 701 of the Securities Act relating to a compensatory benefit plan. The sales were made without the use of an underwriter and the certificates representing the securities sold contain a restrictive legend that prohibits transfer without registration or an applicable exemption.

(1) In July 1996, we issued 2,000,000 shares of Series B preferred stock to a group of accredited investors at a purchase price of $1.50 per share for an aggregate of $3,000,000.

(2) In November 1996, we issued an additional 50,000 shares of Series B preferred stock to two accredited investors at a purchase price of $1.50 per share for an aggregate of $75,000.

(3) In November 1996, we issued warrants to purchase an aggregate of 46,082 shares of Series B preferred stock in connection with loans made to us.

(4) In March 1997, we issued 2,250,000 shares of Series C preferred stock to a group of accredited investors at a purchase price of $4.00 per share for an aggregate of $9,000,000.

(5) In March 1997, we issued warrants to purchase 450,000 shares of common stock to holders of Series C preferred stock in connection with the Series C preferred stock financing.

(6) In July 1997, we issued a warrant to purchase 12,188 shares of Series C preferred stock in connection with a loan made to us.

(7) In February 1998, we issued 1,350,000 shares of Series D preferred stock to a group of accredited investors at a purchase price of $4.00 per share for an aggregate of $5,400,000.

(8) In April 1998, we issued a warrant to purchase 5,000 shares of Series D preferred stock in connection with a loan made to us.

(9) In December 1998, we issued an additional 2,500,000 shares of Series D preferred stock to a group of accredited investors at a purchase price of $4.00 per share for an aggregate of $10,000,000.

(10) In February 1999, we issued an additional 250,000 shares of Series D preferred stock to an accredited investor at a purchase price of $4.00 per share for an aggregate of $1,000,000.

(11) In April 1999, we issued a warrant to purchase 100,000 shares of common stock to an accredited investor.

(12) From December 1995 through March 1999, we sold an aggregate of 5,068,180 shares of common stock at purchase prices ranging from $.07 to $4.00 per share, for an aggregate of $1,526,384.

16. Exhibits and Financial Statement Schedules

   (a) Exhibits

Exhibit No. Description
 1.1        Form of Underwriting Agreement

 3.1        Restated Certificate of Incorporation of Audible, dated March 31,
            1997

 3.1.1 Certificate of Amendment of Certificate of Incorporation, dated July 22, 1997

 3.1.2 Certificate of Amendment of Certificate of Incorporation, dated February 25, 1998

 3.1.3 Certificate of Amendment of Certificate of Incorporation, dated December 18, 1998

 3.2*       Form of Amended and Restated Certificate of Incorporation of
            Audible

 3.3        Bylaws of Audible

 3.3.1      Amendment No. 1 to Audible, Inc. Bylaws, dated March 17, 1998

 3.4*       Form of Amended and Restated Bylaws of Audible

 4.1*       Specimen stock certificate for shares of common stock of Audible


 5.1**      Opinion of Piper & Marbury L.L.P.

10.1*+ License Agreement dated November 4, 1998, by and between Microsoft Corporation and Audible

10.2*+ Digital Rights Management Agreement dated November 4, 1998, between Microsoft Corporation and Audible

10.3*+ Development Agreement dated November 12, 1998, by and between RealNetworks, Inc. and Audible

10.4* RealMedia Architecture Partner Program Internet Agreement dated November 12, 1998, between RealNetworks, Inc. and Audible

10.5 Master Lease Agreement dated November 19, 1996, by and between Comdisco, Inc. as lessor, and Audible as lessee

10.5.1 Addendum to Master Lease Agreement dated November 20, 1996, by and between Comdisco, Inc., as lessor, and Audible, as lessee (relating to Exhibit 10.5)

10.6 Warrant Agreement to purchase 30,573 shares of Series B preferred stock at a price of $2.68 per share, dated November 19, 1996, and re-issued as of August 17, 1998, by Audible to Comdisco, Inc.
10.7 Warrant Agreement to purchase 12,188 shares of Series C preferred stock at a price of $4.00 per share, dated July 24, 1997, issued by Audible to Comdisco, Inc.
10.8 Loan and Security Agreement dated April 6, 1998, by and between Silicon Valley Bank, as lender, and Audible, as borrower, for a revolving line of credit of up to $1,000,000
10.9 Warrant to Purchase Stock issued April 6, 1998, by Audible to Silicon Valley Bank, entitling Silicon Valley Bank to purchase 5,000 shares of common stock at a price of $4.00 per share
10.10 Security and Loan Agreement dated November 20, 1996, between Audible, as borrower, and Imperial Bank, as lender, for up to $500,000
10.11 Warrant Agreement to purchase 12,500 shares of Series B preferred stock at a price of $3.00 per share, dated November 20, 1996, issued by Audible to Imperial Bank
10.12 Promissory Note dated March 28, 1997, from Donald Katz in favor of Audible, in the principal amount of $100,000
10.12.1 Allonge to Note dated April 21, 1999 between Donald Katz and Audible (relating to Exhibit 10.12.1)
10.13 Security Agreement dated March 28, 1997, by and between Donald Katz and Audible
10.14 Amended and Restated Registration Rights Agreement dated February 26, 1998, by and among Audible and certain stockholders named therein
10.14.1 Amendment No. 1 to Amended and Restated Registration Rights Agreement dated December 18, 1998 (relating to Exhibit 10.14)
10.15       1999 Stock Incentive Plan
10.16 Form of Common Stock Warrants issued March 31, 1997 by Audible to various investors in connection with the Series C preferred stock financing
10.17 Form of Stock Restriction Agreement by and between Audible and the Named Executive Officers made in connection with various purchases and sales of shares of restricted common stock
10.18 Form of Promissory Note made by the Named Executive Officers in favor of Audible in connection with various purchases and sales of shares of restricted common stock
10.19 Office Lease dated June 20, 1997, by and between Audible, as tenant, and Passaic Investment LLC, Sixty-Five Willowbrook Investment LLC and Wayne Investment LLC, as tenants-in-common, as landlord
10.20 Sublease Agreement dated July 19, 1996, by and between Audible, as sublessee, and Painewebber Incorporated, as sublessor

10.21*+ Agreement dated April 3, 1999 by and between Audible and Diamond Multimedia Systems, Inc.
10.22* Common Stock Purchase Warrant, issued April 22, 1999, to Microsoft Corporation
11.1        Statement of computation of loss per share
23.1        Consent of KPMG LLP

23.2**      Consent of Piper & Marbury L.L.P. (included as part of Exhibit 5.1 hereto)
24.1        Power of Attorney (included in signature pages)
27          Financial Data Schedule

--------

+ Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Act.

*  Filed herewith.

** To be filed by amendment.

   (b) Financial Statement Schedules:

   Schedules have been omitted because the information required to be shown in the schedules is not applicable or is included elsewhere in our financial statements or the notes thereto.

17. Undertakings

   The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Charter or Bylaws or the Delaware General Corporation Law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted form the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Company has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, New Jersey, on the 18th day of May, 1999.

                                          AUDIBLE, INC.

                                          By:    /s/ Andrew J. Huffman
                                             ----------------------------------
                                                     Andrew J. Huffman
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


             Signature                         Title                 Date
             ---------                         -----                 ----
       /s/ Andrew J. Huffman        President, Chief Executive   May 18, 1999
 ---------------------------------   Officer and Director
         Andrew J. Huffman           (Principal Executive
                                     Officer)

                 *                  Director of Finance and      May 18, 1999
 ---------------------------------   Administration (Principal
            Anthony Nash             Financial Officer)

                 *                  Chairman of the Board of     May 18, 1999
 ---------------------------------   Directors
           Donald R. Katz

                 *                  Director                     May 18, 1999
 ---------------------------------
            Timothy Mott

                 *                  Director                     May 18, 1999
 ---------------------------------
        R. Bradford Burnham

                 *                  Director                     May 18, 1999
 ---------------------------------
         Thomas Hirschfeld

                 *                  Director                     May 18, 1999
 ---------------------------------
         W. Bingham Gordon

                 *                  Director                     May 18, 1999
 ---------------------------------
         Winthrop Knowlton

                 *                  Director                     May 18, 1999
 ---------------------------------
           Richard Brass

*By: /s/ Nancy A. Spangler
 ---------------------------------
    Nancy A. Spangler
     Attorney-In-Fact

                                 EXHIBIT INDEX

Exhibit No. Description
----------- -----------

 1.1        Form of Underwriting Agreement

 3.1        Restated Certificate of Incorporation of Audible, dated March 31,
            1997

 3.1.1 Certificate of Amendment of Certificate of Incorporation, dated July 22, 1997

 3.1.2 Certificate of Amendment of Certificate of Incorporation, dated February 25, 1998

 3.1.3 Certificate of Amendment of Certificate of Incorporation, dated December 18, 1998

 3.2*       Form of Amended and Restated Certificate of Incorporation of
            Audible

 3.3        Bylaws of Audible

 3.3.1      Amendment No. 1 to Audible, Inc. Bylaws, dated March 17, 1998

 3.4*       Form of Amended and Restated Bylaws of Audible

 4.1*       Specimen stock certificate for shares of common stock of Audible

 5.1**      Opinion of Piper & Marbury L.L.P.

10.1*+ License Agreement dated November 4, 1998, by and between Microsoft Corporation and Audible

10.2*+ Digital Rights Management Agreement dated November 4, 1998, between Microsoft Corporation and Audible

10.3*+ Development Agreement dated November 12, 1998, by and between RealNetworks, Inc. and Audible

10.4* RealMedia Architecture Partner Program Internet Agreement dated November 12, 1998, between RealNetworks, Inc. and Audible

10.5 Master Lease Agreement dated November 19, 1996, by and between Comdisco, Inc. as lessor, and Audible as lessee

10.5.1 Addendum to Master Lease Agreement dated November 20, 1996, by and between Comdisco, Inc., as lessor, and Audible, as lessee (relating to Exhibit 10.5)

10.6 Warrant Agreement to purchase 30,573 shares of Series B preferred stock at a price of $2.68 per share, dated November 19, 1996, and re-issued as of August 17, 1998, by Audible to Comdisco, Inc.

10.7 Warrant Agreement to purchase 12,188 shares of Series C preferred stock at a price of $4.00 per share, dated July 24, 1997, issued by Audible to Comdisco, Inc.

10.8 Loan and Security Agreement dated April 6, 1998, by and between Silicon Valley Bank, as lender, and Audible, as borrower, for a revolving line of credit of up to $1,000,000

10.9 Warrant to Purchase Stock issued April 6, 1998, by Audible to Silicon Valley Bank, entitling Silicon Valley Bank to purchase 5,000 shares of common stock at a price of $4.00 per share

10.10 Security and Loan Agreement dated November 20, 1996, between Audible, as borrower, and Imperial Bank, as lender, for up to $500,000

10.11 Warrant Agreement to purchase 12,500 shares of Series B preferred stock at a price of $3.00 per share, dated November 20, 1996, issued by Audible to Imperial Bank

10.12 Promissory Note dated March 28, 1997, from Donald Katz in favor of Audible, in the principal amount of $100,000

10.12.1 Allonge to Note dated April 21, 1999 between Donald Katz and Audible (relating to Exhibit 10.12.1)

10.13 Security Agreement dated March 28, 1997, by and between Donald Katz and Audible

10.14 Amended and Restated Registration Rights Agreement dated February 26, 1998, by and among Audible and certain stockholders named therein

10.14.1 Amendment No. 1 to Amended and Restated Registration Rights Agreement dated December 18, 1998 (relating to Exhibit 10.14)

10.15       1999 Stock Incentive Plan

10.16 Form of Common Stock Warrants issued March 31, 1997 by Audible to various investors in connection with the Series C preferred stock financing

10.17 Form of Stock Restriction Agreement by and between Audible and the Named Executive Officers made in connection with various purchases and sales of shares of restricted common stock

10.18 Form of Promissory Note made by the Named Executive Officers in favor of Audible in connection with various purchases and sales of shares of restricted common stock

10.19 Office Lease dated June 20, 1997, by and between Audible, as tenant, and Passaic Investment LLC, Sixty-Five Willowbrook Investment LLC and Wayne Investment LLC, as tenants-in-common, as landlord

10.20 Sublease Agreement dated July 19, 1996, by and between Audible, as sublessee, and Painewebber Incorporated, as sublessor

10.21*+ Agreement dated April 13, 1999 by and between Audible and Diamond Multimedia Systems, Inc.

10.22* Common Stock Purchase Warrant, issued April 22, 1999, to Microsoft Corporation

11.1        Statement of computation of loss per share

23.1        Consent of KPMG LLP

            Consent of Piper & Marbury L.L.P. (included as part of Exhibit 5.1
23.2**      hereto)

24.1        Power of Attorney (included in signature pages)

27          Financial Data Schedule
--------

+ Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Act.

*  Filed herewith.

** To be filed by amendment.